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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Boyd Gaming Corporation and Subsidiaries:


We consent to the incorporation by reference in Registration Statements No. 333-17941, No. 333-68130, and No. 333-79895 of Boyd Gaming Corporation and Subsidiaries on Form S-8 and Amendment No. 1 to Registration Statement No. 333-69566 of Boyd Gaming Corporation and Subsidiaries on Form S-4 of our report dated February 6, 2002, appearing in this Annual Report on Form 10-K of Boyd Gaming Corporation and Subsidiaries for the year ended December 31, 2001.




Las Vegas, Nevada
March 18, 2002